EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BCB Bancorp, Inc.
Bayonne, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112201) of BCB Bancorp, Inc. of our report dated March 18, 2008, relating to the consolidated financial statements, which appears in the Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
March 18, 2008